Exhibit 99.3

ArmadaCorp Capital, LLC and Subsidiaries D/B/A Armada Global
Consolidated Financial Statements as of December 31, 2024 and 2023

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES
D/B/A ARMADA GLOBAL

Report of Independent Auditors

To the Management of ArmadaCorp Capital, LLC
Opinion

We have audited the accompanying consolidated financial statements of ArmadaCorp Capital, LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of income, changes in member’s equity and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 3 to the financial statements, the Company has entered into significant transactions with certain affiliated entities. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute
PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Boston, Massachusetts 02210
T: (617) 530 5000, www.pwc.com/us

assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with US GAAS, we:

●Exercise professional judgment and maintain professional skepticism throughout the audit.
●Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
●Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts June 2, 2025

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL

Consolidated Balance Sheets

	As of December 31,
(Amounts in thousands)	2024	2023
Assets
Current Assets
Cash and cash equivalents	$2,403	$1,457
Restricted cash	15,853	12,528
Accounts receivable and other receivables, net	3,875	3,286
Current portion of prepaid commissions	417	295
Current portion of prepaid expenses, other	457	494
Total current assets	23,005	18,060
Property and equipment
Office furniture and equipment, net	5	9
Computer equipment, net	81	64
Property and equipment, net	86	73
Other Assets
Prepaid commissions, net of current portion	931	1,507
Other prepaid expenses, net of current portion	81	—
Right-of-use assets	1,762	2,081
Software, net	220	130
Trademarks	208	208
Deposits	2	2
Total Other Assets	3,204	3,928
Total Assets	$26,295	$22,061
Liabilities and Member’s Equity
Current Liabilities
Accounts payable to insurance companies and customers	$15,853	$12,528
Lease liabilities, current portion	355	111
Accrued expenses, current portion	4,123	4,239
Total Current Liabilities	20,331	16,878
Other Liabilities
Lease liabilities, net of current portion	1,625	1,980
Accrued expenses, net of current portion	462	187
Total Other Liabilities	2,087	2,167
Total Liabilities	22,418	19,045
Commitments and Contingent Liabilities (See Note 4)
Member’s Equity
Member’s equity	3,877	2,768
Profits interests	—	248
Total Member’s Equity	3,877	3,016
Total Liabilities and Member’s Equity	$26,295	$22,061

See accompanying notes to the consolidated financial statements.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL

Consolidated Statements of Income

	For the Years Ended
	December 31
(Amounts in thousands)	2024	2023
Revenue	$38,995	$36,729
Operating Expenses
Cost of sales	2,815	2,625
Compensation and benefits	14,267	12,639
Information technology	1,765	1,899
Professional services	856	798
Depreciation and amortization	175	494
Marketing and sales promotion	667	599
Travel and entertainment	444	264
Occupancy	459	490
Administrative	444	393
Total Operating Expenses	21,892	20,201
Income From Operations	17,103	16,528
Other (expense) income
Gain/loss on disposal of assets	1	(6)
Profit sharing expense	—	(35)
Rental income	—	117
Investment interest income	5	—
Net Income	$17,109	$16,604

See accompanying notes to the consolidated financial statements.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL

Consolidated Statements of Changes In Member’s Equity

(Amounts in thousands)
Balance, January 1, 2023	$3,112
Net income	16,604
Distributions	(16,700)
Balance, December 31, 2023	$3,016
Net income	17,109
ArmadaHealth profits interest write-off	(248)
Distributions	(16,000)
Balance, December 31, 2024	$3,877

See accompanying notes to the consolidated financial statements.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL

Consolidated Statements of Cash Flows

(Amounts in thousands)	As of December 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$17,109	$16,604
Adjustments to reconcile net income to net cash and restricted cash provided by operating activities:
Depreciation and amortization	175	494
Gain/loss on disposal of assets	(1)	6
Non-cash change in right-of-use assets	319	(1,285)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(589)	(40)
Prepaid commissions	454	(7)
Prepaid expenses	(44)	304
Deposits	—	17
Accrued expenses	159	(465)
Accounts payable to insurance companies and customers	3,325	(1,135)
Lease liabilities	(111)	1,119
Net Cash and Restricted Cash Provided by Operating Activities	$20,796	$15,612
Cash Flows from Investing Activities
Net payments related to fixed asset purchases	(64)	(57)
Payments related to custom software	(213)	—
Net Cash and Restricted Cash Used in Investing Activities	$(277)	$(57)
Cash Flows from Financing Activities
Profits interest write-off	(248)	—
Distributions paid to member	(16,000)	(16,700)
Net Cash and Restricted Cash Used in Financing Activities	$(16,248)	$(16,700)
Increase in Cash and Restricted Cash	$4,271	$(1,145)
Cash and Restricted Cash, beginning of year	13,985	15,130
Cash and Restricted Cash, end of year	$18,256	$13,985

See accompanying notes to the consolidated financial statements.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

Notes to the Consolidated Financial Statements

1.DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

ArmadaCorp. Capital, LLC was formed as a limited liability company under the Maryland Limited Liability Company Act on November 20, 2003, as Benefits Advisory Services, LLC, which was renamed to ArmadaCorp Capital, LLC (“ACC”) on January 31, 2005. ACC operates through its three subsidiaries; ArmadaHealth, LLC, ArmadaCare, LLC and Armada Administrators, LLC. Effective October 31, 2016, ACC assigned its interest in ACC to Armada Enterprises, LLC (AE), a Maryland limited liability company, which was formed as a holding company for ACC and was an entity under common control. On April 3, 2017, ACC sold 100% of its interest in ACC to Sirius International Insurance Group, LTD (Sirius), an unrelated third party. On February 26, 2021, Sirius was acquired by Third Point Reinsurance Ltd. (“Third Point”), an unrelated third party. Upon completion of the acquisition, Third Point changed its name to SiriusPoint Ltd. (“SiriusPoint”).

ArmadaHealth, LLC (“AH”) was a wholly owned subsidiary of ACC and was organized as a limited liability company under the laws of the State of Maryland pursuant to Articles of Organization effective March 14, 2005. On December 4, 2024, AH was 100% merged into ACC.

ArmadaCare, LLC (“AC”) is a wholly owned subsidiary of ACC and was organized as a limited liability company under the laws of the State of Maryland pursuant to Articles of Organization effective March 14, 2005.

Armada Corp, doing business as Armada Administrators, was incorporated under Maryland law pursuant to Articles of Incorporation effective January 1, 2005, and was reorganized under the Maryland Limited Liability Company Act on April 1, 2015, and changed its name to Armada Administrators, LLC (“AA”). Effective January 1, 2016, AA’s members contributed its ownership interests in AA to ACC.

ACC and Subsidiaries do business as Armada Global (the “Company”) and operate as an insurance and healthcare services company, managing general agent and underwriter for insurance carriers that distribute specialty employee benefit products, and a provider of third party administration services. The Company has developed proprietary insurance products called Ultimate Health, ComplaMed, Plena Health, BeneBoost, and WellPak. The Company also

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

operates as a health data science and services company that empowers consumers to gain access to the right doctor and receive the care they deserve. The Company has proprietary solutions that combine big data and expert clinical insights into an intelligence platform that is used to solve root causes of healthcare access problems. Commercial services are provided to insurance carriers and consist of providing enrollment, premium billing, claims administration and customer service to their fully insured policyholders. These policyholders are located throughout the United States of America.

Assets and Liabilities and Member’s Salary

In accordance with generally accepted methods of presenting limited liability company financial statements, the accompanying consolidated financial statements do not include the assets and liabilities of the member, including its obligation for income taxes on its distributive share of the net income or loss of the limited liability company. The expenses shown in the accompanying consolidated statements of income do not include any salaries related to the member.

Basis of Accounting

The accompanying consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements are presented on a historical cost basis and do not reflect the effects of the intangible assets related to ACC generated from the Sirius – Third Point transaction described previously. The financial statements also do not reflect the expenses incurred by SiriusPoint related to their oversight of the ACC business.

Comprehensive Income

As the Company’s operations do not give rise to other comprehensive income, net income is equivalent to comprehensive income.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of ACC and Subsidiaries. Intercompany transactions are eliminated in consolidation.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations

For the years ended December 31, 2024, and 2023, 93.8% and 92.3% of the Company’s revenue was derived from the premiums paid by the customers of two insurance carriers (Transamerica Life Insurance Company and SiriusPoint America Insurance Company), respectively.
Transamerica Life Insurance Company and SiriusPoint America Insurance Company (“the insurance carriers”) are the Company’s customers. The Company earns a percentage of premiums collected on behalf of these insurance carriers.For the years ended December 31, 2024 and 2023, revenue derived from Transamerica Life Insurance Company represented 57.7% and 62.6% of the Company’s revenue, respectively. For the years ended December 31, 2024 and 2023, revenue derived from SiriusPoint America Insurance Company represented 36.1% and 29.7% of the Company’s revenue, respectively.

Financial Credit Risk

The Company maintains its cash in bank deposit accounts which are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor. The Company periodically maintains cash balances in excess of FDIC coverage. Management considers this to be a normal business risk.

Restricted Cash

In its capacity as an administrator, the Company collects premiums from customers and remits these premiums to insurance carriers. Unremitted insurance premiums are held in a custodial capacity by the Company until the required disbursement date and are restricted as to use by the law in the states where the Company operates. Various state agencies regulate third party administrators and provide specific requirements that limit the type of investments that may be made with such funds. The Company has received funds advanced by insurance carriers to be used for the payment of incoming claims. These unremitted amounts and advanced funds, net of claims paid, are reported as restricted cash in the accompanying balance sheets, with the related liability included in accounts payable to insurance companies and customers.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

Accounts Receivable and Allowance for Credit Losses

Accounts receivable represent commission amounts due to the Company from the insurance carriers, as a result of premiums collected from the insureds. Based on its current experience, the Company determines if an allowance for estimated losses resulting from amounts deemed to be uncollectible is necessary. For 2024 and 2023, the Company has determined that there is not an other than inconsequential credit risk and therefore an allowance is not warranted as its receivables balance is current, and there is history of very limited uncollected premium and fees.

Accounts receivable consisted of the following as of December 31:

	2024	2023
Unbilled services	$3,616	$3,110
Billed services	259	176
Total Accounts Receivable	$3,875	$3,286

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized. When property and equipment are retired or otherwise disposed, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the consolidated statement of income for the respective period. The cost of property and equipment is depreciated and amortized using the straight-line method over the following estimated useful lives:

Office furniture and equipment	5 years
Computer equipment	3 years
Leasehold improvements	Lesser of useful life or remaining lease term

Repairs and maintenance charges are expensed as incurred.

Leases

The Company determines if an arrangement is a lease at inception, and leases are classified at commencement as either operating or finance leases. As of December 31, 2024 and 2023, the Company did not have any finance leases.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

Right-of-use (“ROU”) assets and lease liabilities are recognized at commencement based on the present value of the minimum lease payments over the lease term. The Company utilizes certain practical expedients and policy elections available under Topic 842. Leases with an initial term of 12 months or less are not recognized on the balance sheet. Additionally, the Company has elected not to separate lease components from non-lease components for all asset classes. Non-lease components that are not fixed are expensed as incurred as variable lease costs. The Company uses the incremental borrowing rate based on information available at the commencement date in determining the present value of future lease payments. The rate is an estimate of the collateralized borrowing rate the Company would incur on future lease payments over a similar term.

The Company leases office space under non-cancelable operating lease agreements. Topic 842 requires that operating leases recognize expense on a straight-line basis over the lease term. The lease term begins on the date the Company has the right to use the leased property. Lease terms may include options to extend or terminate the lease. These options are included in the ROU asset and lease liability when its reasonably certain that the option will be exercised. The Company’s lease agreements do not contain residual value guarantees or covenants.

Valuation of Long-Lived Assets

The Company accounts for the valuation of long-lived assets in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment, which requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. As of December 31, 2024 and 2023, management did not believe any long-lived assets or identifiable intangible assets were impaired. Assets to be disposed are reported at the lower of the carrying amount or fair value, less costs to sell. As of December 31, 2024 and 2023, management has not identified any assets as being held for disposal.

Software

The Company capitalizes internally developed proprietary software costs (“software”) related to product technology in accordance with ASC 350-40, Internal Use Software. During the software

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

application development stage, capitalized costs include cost of software licenses and external consulting costs.

Upgrades and enhancements are capitalized if they are material and result in added functionality, which enables the software to perform tasks it was previously incapable of performing.

Software maintenance, training, and data conversion costs incurred prior to the achievement of technological feasibility and business process reengineering costs are expensed in the period in which they are incurred.

Software development costs for each product are amortized using the straight-line method over the remaining estimated economic life of the product, which is anticipated to be two years. The Company reviews the amounts capitalized for impairment whenever events or changes in circumstances indicate that the carrying values of the assets may not be recoverable. There was no impairment during the years ended December 31, 2024 or 2023.

Revenue Recognition

The Company follows guidance under ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes commission revenue of the specialty employee benefit products and associated underwriting service of writing and placing the policy on the policy effective date. The Company’s customers are the insurance carriers and the Company’s commission revenue represents a percentage of premiums collected on behalf of the insurance carriers. This commission revenue is appropriately classified as revenue in the consolidated statements of income derived from policies with affiliates or policies with non-affiliates, depending on the policyholder’s insurance carrier. SiriusPoint American Life Insurance Company, one of the two insurance carriers, is both a customer of the Company and an affiliate (see Note 3). Specialty employee benefit product customers are billed on a monthly basis on behalf of the insurance carriers throughout the duration of their policy period. Accounts receivable related to the Company’s percentage of unbilled services on active customer policies as of December 31, 2024 totaled $3,616, all of which the Company expects to bill and collect during 2025. Accounts receivable related to the Company’s percentage of unbilled services on active customer policies as of December 31, 2023 totaled $3,110, all of which was billed and collected during 2024.

The Company also follows guidance under the Subtopic 340-40, Other Assets and Deferred Costs —Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. The Company has determined commissions paid to sales

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

representatives for the sale of new policies qualify as incremental costs under ASC 606 and therefore are capitalizable upon obtaining the contract and amortized to expense over the estimated average customer life of 7 years, included in prepaid expenses in the consolidated balance sheets.

The Company bills customers on behalf of the insurance carriers in advance of the premium coverage date and premium due date (“effective date”). Trade receivables, any related premium payable to insurance carriers and revenue for administration are recorded on the date the Company has the contractual right to receive the revenue, which is generally the later of the billing date or the effective date of the policy installments. Prebilled amounts collected from customers, but not yet submitted to the insurance carriers, are segregated from the Company’s operating cash account. The portion of the Company’s cash representing amounts collected from customers, but not yet submitted to the insurance carriers or the Company, as well as amounts held by the Company on behalf of the insurance carriers to fund claims incurred but not reported, totaled $15,853 and $12,528 as of December 31, 2024 and 2023, respectively, and are included in restricted cash on the accompanying consolidated balance sheets.

Adjustments to revenue relating to additions and terminations are recorded in the month that such additions and terminations are made by the customer.

Setup fee revenue for new policy holders is recognized upon the first effective date of the policy. Renewal and modification fees for existing policy holders are recognized upon the first effective date of the renewed or modified policy.

Claims concierge revenue relating to a higher level of claims processing and automation for policy holders is recognized over the policy term.

Health connections revenue relating to healthcare advisory services to members is recognized over the policy term.

In April 2016, the Company executed a profit sharing agreement with an insurance carrier establishing the Company’s right to a percentage of certain excess underwriting margin from the insurance carrier relative to policies written in each calendar year. For the years ended December 31, 2024 and 2023, the Company assumed no payments were due from the insurance carrier. As of December 31, 2024 and 2023, profit sharing adjustments for prior year results loss totaled $0 and $35, which is included in other income on the accompanying consolidated statements of income.

The disaggregation of revenue from contracts with customers is as follows:

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

	Timing of Revenue Recognition	2024	2023
Commissions	At a point in time	$18,946	$16,886
Health connections	Over time	9,779	10,842
Claims, billing and premium administration	Over time	7,940	6,686
Claims concierge fees	Over time	1,025	1,074
Renewal fees	At a point in time	667	656
Setup fees	At a point in time	419	413
Other	At a point in time	219	172
Total Revenue		$38,995	$36,729

Income Taxes

Effective, June 30, 2023, the Company is a limited liability company classified as a disregarded entity for Federal and state income tax purposes. Prior to June 30, 2023, the Company was a limited liability company treated as a partnership for Federal and state income tax purposes.
Under both classifications, the Company does not directly pay income taxes. The taxable income or loss, which may vary from the net income or loss reported on the accompanying statements of income, is included in the federal and state tax returns of its member. As such, no provision or liability for Federal or state income tax has been provided in the accompanying consolidated financial statements.

The Company believes that almost all of its income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material, adverse effect on the Company’s financial condition, income or cash flows. The Company had no uncertain tax positions as of December 31, 2024 and 2023.

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

2.Software and Intangible Assets

The components of software and intangibles are as follows as of December 31:

	2024	2023
Software	$4,052	$3,839
Less: accumulated amortization	(3,832)	(3,709)
Software, net	220	130
Trademarks	208	208
Intangibles, net	$428	$338

Amortization expense related to software totaled $123 and $391 for the years ended December 31, 2024 and December 31, 2023, respectively.

The estimated future amortization expense for 2025 is $28.

The Company has obtained trademark registrations for various marks in the U.S., which the Company has determined to have indefinite useful lives. During the years ended December 31, 2024 and 2023, the Company did not recognize any impairment losses related to indefinite-lived trademarks.

3.Related Party Transactions

As of December 31, 2024, Sirius has advanced $3,500 to the Company to be used for payments of incoming claims for Sirius customers. As of December 31, 2023, Sirius had advanced $3,500 to the Company to be used for the same purpose. The advanced funds, net of claims paid, are reported as restricted cash in the consolidated balance sheets, with the related liability included in accounts payable to insurance companies and customers in the consolidated balance sheets.

On January 1, 2018, the Company’s subsidiary entered into an administrative service agreement (the “Administrative Agreement”) with Sirius for claims, billing and premium administration. As per the terms of the Administrative Agreement, the agreement term is through January 1, 2024, with additional automatic one-year renewal options unless terminated for cause. During the years ending December 31, 2024 and 2023, fees paid to the Company by Sirius under the Administrative Agreement totaled $6,176 and $5,119, respectively, and are included in revenue in the consolidated statements of income.

On January 1, 2018, the Company entered into a managing general underwriting agreement (the “Underwriting Agreement”) for the placement of policies with Sirius customers. Per the terms of the Underwriting Agreement, the agreement term is through January 1, 2022, with additional

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

automatic one-year renewal options unless terminated for cause. During the years ending December 31, 2024 and 2023 commission fees paid for marketing and sales activities to the Company by Sirius under the Underwriting Agreement totaled $7,923 and $5,918 respectively, and are included in revenue on the consolidated statements of income.

On January 1, 2021, a Company subsidiary entered into an agreement with International Medical Group (“IMG”) for certain medical, travel, security and assistance services. Company paid IMG
$141 and $135 during December 31, 2024 and 2023, respectively. These expenses are included in cost of sales in the consolidated statements of income.

4.Commitments and Contingencies

The company has one non-cancelable operating lease (as discussed below) primarily related to office space. There are no finance leases.

In July, 2023, the Company entered into a fourth amendment to lease certain office space premises in a building in Hunt Valley, MD (“the Amended Lease Agreement”). According to the terms of the Amended Lease Agreement, the Company agreed to downsize the square footage leased from approximately 25,606 square feet to approximately 16,117 square feet. In addition, the Company agreed to an extension to the lease term of five years and six months, commencing on April 1, 2024 through September 30, 2029 with the option to renew for two additional periods of three years. The base monthly rent escalates on a sliding scale from July 2023 of $16 to September 2029 of $31, with rent payment due semi-annually.
Operating lease expense totaled $459 and $490 for the years ended December 31, 2024 and December 31, 2023, respectively.

Other information related to leases as of December 31:

	2024	2023
Weighted average remaining lease term	4.75 years	5.75 years
Weighted average discount rate	5.36%	5.36%

ARMADACORP CAPITAL, LLC AND SUBSIDIARIES D/B/A ARMADA GLOBAL (Dollars in thousands)

The following table presents future annual minimum lease payments required under non-cancellable leases and the present value discount to arrive at total lease liability as of December 31, 2024:

2025	453
2026	464
2027	476
2028	487
Thereafter	373
Total future annual minimum lease payments	2,253
Less: incremental borrowing rate	273
Present value of lease liabilities	$1,980

401(k) Plan

The Company maintains a qualified 401(k) plan covering substantially all of its employees. Under the provisions of the plan, the Company may make discretionary matching contributions. Matching contributions totaled $474 and $408 for the years ended December 31, 2024 and 2023, respectively.

5.Subsequent Events

Management evaluated subsequent events through June 3, 2025, the date these consolidated financial statements were available to be issued. Based upon this evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.